Exhibit 5.2

August 9, 2018

Safe-T Group Ltd.

8 Abba Eban Ave.

Herzliya, 4672526 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 (Registration No. 333-226074) (as amended to date, the “Registration Statement”) filed by Safe-T Group Ltd., an Israeli company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed offering (the “Offering”) of a proposed maximum aggregate offering price by the Company of up to $34,161,568 of (i) American Depositary Shares (the “ADSs”), each ADS representing forty ordinary shares, no par value, of the Company, (ii) Series A warrants (the “Series A Warrants”) to purchase ADSs, (iii) Series B warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase ADSs upon the occurrence of events as set forth in the Series B Warrants, (iv) at the option of the several underwriters for the Offering (the “Underwriters”), the issuance and sale to the Underwriters of additional ADSs and/or Warrants to purchase ADSs to cover over-allotments, if any, and (v) warrants to purchase ADSs (the “Underwriter Warrants”) issued to the Underwriters (collectively, the “Securities”). We understand that the Securities are to be sold to the Underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement to be entered into by and among the Company and the Underwriters substantially in the form filed as an exhibit to the Registration Statement.

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the Warrants and Underwriter Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. With respect to the ordinary shares underlying the Warrants and the Underwriter Warrants being duly and validly issued, fully paid and non-assessable, we have relied on the opinion of Eitan Mehulal & Sadot Law Offices filed as an exhibit to the Registration Statement as filed with the Commission.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Warrants and Underwriter Warrants, if and when issued and paid for in accordance with the terms of the Offering, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' and debtors' rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Securities currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Zysman, Aharoni, Gayer and Sullivan & Worcester LLP

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP